PROXY


                           Brandes International Fund
                      a series of Brandes Investment Trust
              Special Meeting of Shareholders - _____________, 1997


         The undersigned hereby appoints as proxies________________ and ______________ and each of them (with power of substitution) to vote for the undersigned all [Class A/Class C] shares of beneficial interest of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to indicate authority to vote "FOR" all proposals. This proxy is solicited on behalf of the Board of Trustees of Brandes Investment Trust.

                             YOUR VOTE IS IMPORTANT

Please date and sign this proxy and return it in the enclosed envelope to _____,
_________________________.

               This proxy will not be voted unless it is dated and
                       signed exactly as instructed below.

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
Sign exactly as name appears hereon.

_______________________________     If the shares are held jointly, each shareholder named should
Signature                           sign.  If only one signs, his or her signature will be
                                    binding.  If the shareholder is a corporation, the President or
_______________________________     Vice President should sign in his or her own name, indicating
Signature if held jointly           title.  If the shareholder is a partnership, a partner should sign in his or her own name, indicating that he or she is a
Date:  ____________________, 1997   "Partner."

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        Please indicate your vote by an "X" in the appropriate box below.
                  The Board of Trustees recommends a vote "FOR"

     1. Approval of an Agreement and Plan of Reorganization between Brandes Investment Trust on behalf of Brandes International Fund and Northstar Trust on behalf of Northstar International Value Fund.

                    FOR ______ AGAINST ______ ABSTAIN ______

               Please sign and date the reverse side of this card